NORTHBROOK LIFE INSURANCE COMPANY
                    LAW AND REGULATION DEPARTMENT
                       3100 Sanders Road, J5B
                      Northbrook, Illinois 60062


                           February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE: Rule 24f-2 Notice for Northbrook Variable Annuity Account II Northbrook Life Insurance Company
         Registration No.: 33-35412
         Investment Company Act Registration No.: 811-06116


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                        Northbrook Life Insurance Company


                    By: /s/MICHAEL J. VELOTTA
                        ----------------------
                        Michael J. Velotta
                        Vice President, Secretary and General Counsel